Exhibit 10.27

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS

BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT NORMALLY TREATS AS

PRIVATE AND CONFIDENTIAL.

December 8, 2022

Zura Bio Limited (“Zura”)

3rd Floor, 1 Ashley Road,

Altrincham, Cheshire,

WA14 2DT, United Kingdom

Re: Additional Agreements relating to Series Seed Preferred Stock Investment Agreement

Gentlemen:

Reference is made to (a) that certain Series Seed Preferred Stock Investment Agreement dated as of the date hereof (the “Agreement”), by and among Zura, Z33 Bio Inc., a Delaware corporation (the “Company”), and ***, (company number ***) with a principal address at *** (“Founder Entity”), and (b) ***. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Agreement.

In consideration of the mutual promises contained in this letter agreement (this “Letter Agreement”), to induce the parties to enter into the Agreement and consummate the transactions contemplated thereby and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto acknowledge and agree as follows:

1.	Zura Call Right.
a.

During the period commencing on the date hereof and ending on the two year anniversary of the date hereof (the “Call Exercise Period”), Zura shall have the right, but not the obligation, to purchase up to fifty percent (50%) of the Founder Entity’s shares of Series Seed Preferred Stock held as of the date hereof (or Common Stock if so converted) (collectively, the “Callable Shares”) from the Founder Entity (the “Call Right”) for a per Callable Share purchase price equal to $2.448869 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock or the Series Seed Preferred Stock) (the “Call Purchase Price”).

b.

A Call Right shall be exercised by written notice to Founder Entity during the Call Exercise Period, which exercise shall be irrevocable.  Such notice shall set forth: (A) the number of Callable Shares subject to the Call Right (the “Call Shares”) and Zura’s calculation of the aggregate Call Purchase Price for such Call Shares, and (B) a time and place of closing (subject to applicable federal and state regulatory approvals), which closing shall be at least twenty (20) days after the date of such exercise notice.  For the avoidance of doubt, Zura may elect to exercise its Call Right any number of times until Zura has purchased fifty percent (50%) of the shares of Series Seed Preferred Stock held by the Founder Entity as of the date hereof (or Common Stock if so converted). At such closing, the Founder Entity shall deliver the certificates evidencing all of the Call Shares, to the extent the Call Shares have been certificated, to be purchased by Zura and/or its designee(s), accompanied by stock powers duly endorsed in blank or duly executed instruments of transfer, and any other documents that are necessary to transfer to Zura title to the Call Shares to be transferred, free and clear of all pledges, security interests, liens, charges, encumbrances, equities, claims and options of whatever nature other than those imposed under this Agreement, and concurrently with such delivery, Zura shall deliver to the Founder Entity, the full amount of the Call Purchase Price for such Call Shares by certified or bank cashier’s check or wire transfer.  Zura and the Founder Entity hereby agree that the terms and conditions of any sale pursuant to this Letter Agreement will be memorialized in, and governed by, a written purchase and sale agreement with customary terms and provisions for such a transaction and the parties further covenant and agree to enter into such an agreement as a condition precedent to any sale or other transfer pursuant to this this Letter Agreement, and Zura shall be entitled to receive customary representations and warranties from the Founder Entity regarding good title, absence of liens and encumbrances in connection with any Call Shares purchased from the Founder Entity in accordance with this Letter Agreement.  In addition, the sale and transfer of the Call Shares under this Letter Agreement, shall close and be deemed effective only upon receipt of the applicable federal and state regulatory approvals.  By way of example only, if Zura exercises its Call Right for the full fifty percent (50%) of the Founder Entity’s shares of Series Seed Preferred Stock, which would be a Call Right to purchase 2,450,111 shares of Series Seed Preferred Stock from the Founder Entity, the aggregate Call Purchase Price for such shares would be $6,000,000 (2,450,111 x $2.448869).

c.

During the Call Exercise Period, the Founder Entity shall not assign, sell, offer to sell, pledge, mortgage, hypothecate, encumber, dispose of or engage in any other like transfer or encumbrance of any potentially Callable Shares (or any interest therein) to any Person, other than to Zura or in connection with a Sale Event (as defined in the Agreement).

d.

In the event that, as of the date of an exercise of a Call Right by Zura, shares of capital stock of Zura are listed on a national securities exchange, the Nasdaq National Market or another nationally recognized trading system (such listed shares, “Zura Shares”), Zura may elect to issue to the Founder Entity Zura Shares in lieu of cash; provided, that, the value of a Zura Share for such purposes shall be an amount equal to the product of (i) 90% and (ii) the Fair Market Value per Zura Share.  For purposes hereof, “Fair Market Value” shall be deemed to be the average of the reported closing sale prices per Zura Share over a twenty (20) day trading period ending the trading day immediately preceding such date of an exercise of a Call Right by Zura (or such shorter trading period in the event that the exercise date is less than twenty (20) trading days after the date Zura consummates an initial public offering of its capital stock).

e.

In the event that, as of the date of an exercise of a Call Right by Zura, shares of capital stock of Zura are not listed on a national securities exchange, the Nasdaq National Market or another nationally recognized trading system (such listed shares, “Zura Unlisted Shares”), Zura may elect to issue to the Founder Entity Zura Unlisted Shares in lieu of cash; provided, that, the value of a Zura Unlisted Share for such purposes shall be as the Parties may reasonably agree in good faith negotiations based upon the then current valuation of Zura.

2.	Founder Entity Put Right.
a.	During the period commencing on the first anniversary of the date hereof and ending on the two year anniversary of the date hereof (the “Put Exercise Period”), the Founder Entity shall have the right, but not the obligation, to sell up to fifty percent (50%) of the Founder Entity’s shares of Series Seed Preferred Stock held as of the date hereof (or Common Stock if so converted) (collectively, the “Putable Shares”) to Zura (the “Put Right”) for a per Putable Share purchase price equal to $2.040724 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock or the Series Seed Preferred Stock) (the “Put Purchase Price”).

b.

A Put Right shall be exercised by written notice to Zura (the “Put Right Notice”) given during the Put Exercise Period, which exercise shall be irrevocable.  Such Put Right Notice shall set forth: (A) the number of Putable Shares subject to the Put Right (the “Put Shares”) and the Founder Entity’s calculation of the aggregate Put Purchase Price for such Put Shares, and (B) a time and place of closing (subject to applicable federal and state regulatory approvals), which closing shall be at least twenty (20) days after the date of such exercise notice.  For the avoidance of doubt, the Founder Entity may elect to exercise its Put Right any number of times until Zura has purchased fifty percent (50%) of the shares of Series Seed Preferred Stock held by the Founder’s Entity as of the date hereof (or Common Stock if so converted).

c.	***.
d.

At such closing, the Founder Entity shall deliver the certificates evidencing all of the Put Shares (***), to the extent the Put Shares have been certificated, to be purchased by Zura and/or its designee(s), accompanied by stock powers duly endorsed in blank or duly executed instruments of transfer, and any other documents that are necessary to transfer to Zura title to the Put Shares to be transferred, free and clear of all pledges, security interests, liens, charges, encumbrances, equities, claims and options of whatever nature other than those imposed under this Agreement, and concurrently with such delivery, Zura shall deliver to the Founder Entity, the full amount of the Put Purchase Price for such Put Shares (***) by certified or bank cashier’s check or wire transfer.  Zura and the Founder Entity hereby agree that the terms and conditions of any sale pursuant to this Letter Agreement will be memorialized in, and governed by, a written purchase and sale agreement with customary terms and provisions for such a transaction and the parties further covenant and agree to enter into such an agreement as a condition precedent to any sale or other transfer pursuant to this this Letter Agreement, and Zura shall be entitled to receive customary representations and warranties from the Founder Entity regarding good title, absence of liens and encumbrances in connection with any Put Shares purchased from the Founder Entity in accordance with this Letter Agreement.  In addition, the sale and transfer of the Put Shares under this Letter Agreement, shall close and be deemed effective only upon receipt of the applicable federal and state regulatory approvals.  By way of example only, if the Founder Entity exercises its Put Right regarding the full fifty percent (50%) of the Founder Entity’s shares of Series Seed Preferred Stock (***), which would be a Put Right to sell 2,450,111 shares of Series Seed Preferred Stock to Zura, the aggregate Put Purchase Price for such shares would be $5,000,000 (2,450,111 x $2.040724).

e.

During the Put Exercise Period, the Founder Entity shall not, with respect to any potentially Putable Shares, (a) exercise its Conversion Rights (as defined in the Restated Certificate (as defined in the Agreement)) or (b) vote in favor of, or encourage any other shareholder of the Company to vote in favor of, the conversion of Preferred Stock of the Company into Common Stock of the Company pursuant to Section 3.10 of Part B of Article V of the Restated Certificate or otherwise.

3.	Notwithstanding the foregoing, upon a Sale Event, the terms and provisions set forth in this Letter Agreement shall automatically terminate upon the closing of such transaction.

4.	Any term of this Letter Agreement may be amended, terminated or waived only with the written consent of Zura and the Founder Entity.

5.	This Letter Agreement is governed by the laws of the state of Delaware, regardless of the laws that might otherwise govern under applicable principles of choice of law.

6.

This Letter Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7.

Each party (a) hereby irrevocably and unconditionally submits to the personal jurisdiction of the federal or state courts located in Delaware for the purpose of any suit, action, or other proceeding arising out of or based upon this Letter Agreement; (b) will not commence any suit, action or other proceeding arising out of or based upon this Letter Agreement except in the federal or state courts located in Delaware; and (c) hereby waives, and will not assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject to the personal jurisdiction of the federal or state courts located in Delaware, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement, or the subject matter hereof and thereof may not be enforced in or by the federal or state courts located in Delaware.

EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS LETTER AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

[Signature page follows.]

Very truly yours,

***

By:	/s/ ***
Name: ***
Title: Authorized Signatory

[Signature Page to Letter Agreement]

AGREED TO AND ACCEPTED BY:

ZURA BIO LIMITED

By:	/s/ Oliver Levy
Name: Oliver Levy
Title: Director

[Signature Page to Letter Agreement]